FOR:	NATHAN'S FAMOUS, INC.

COMPANY	Ronald G. DeVos, Vice President - Finance and CFO
CONTACT:	(516) 338-8500 ext. 229

                                FOR IMMEDIATE REALEASE

NATHAN'S FAMOUS, INC.
REPORTS YEAR-END AND FOURTH QUARTER RESULTS

Jericho, N.Y., June 06, 2011 -- Nathan's Famous, Inc. (NASDAQ:NATH) today reported results for its 2011 fiscal year ended March 27, 2011.

For the fiscal year ended March 27, 2011:

•	Net income was $2,213,000 or $0.40 per diluted share, as compared to $5,569,000 or $0.97 per diluted share for the fiscal year ended March 28, 2010;
•	Non-GAAP earnings, which exclude the litigation expense items described below, were $5,566,000 or $1.01 per diluted share; and
•	Revenues increased by 12.5% to $57,255,000, as compared to $50,876,000 during the fiscal year ended March 28, 2010.

For the thirteen weeks ended March 27, 2011:

•	Net income was $555,000 or $0.11 per diluted share, as compared to $791,000 or $0.14 per diluted share for the quarter ended March 28, 2010;
•	Non-GAAP earnings, which exclude the litigation expense items described below, were $597,000 or $0.12 per diluted share; and
•	Revenues increased by 16.6% to $12,268,000, as compared to $10,524,000 during the quarter ended March 28, 2010.

The Company also reported the following:

•
Sales from the Branded Product Program, featuring the sale of Nathan’s hot dogs to the foodservice industry, increased by 23.3% to $30,497,000 during the fifty-two weeks ended March 27, 2011 as compared to sales of $24,738,000 during the fifty-two weeks ended March 28, 2010.

•
Sales and pre-tax profits from the five comparable company-owned restaurants during the fiscal year ended March 27, 2011 increased approximately $1,021,000 or 8.5% and $512,000 or 36.3%, respectively, over the prior fiscal year.

•	Retail license royalties increased by 5.2% or $335,000 to $6,787,000 during the fifty-two weeks ended March 27, 2011 as compared to $6,452,000 during the fifty-two weeks ended March 28, 2010.

•
Revenues from franchise operations increased by 4.9% or $231,000 to $4,989,000 during the fifty-two weeks ended March 27, 2011 as compared to $4,758,000 during the fifty-two weeks ended March 28, 2010. Forty new franchised units were opened during the fifty-two weeks ended March 27, 2011, including our first two restaurants in Beijing, China.

NATHAN’S REPORTS/2

•	During the fiscal year ended March 27, 2011, we continued our stock repurchase programs, acquiring 576,485 shares at a total cost of approximately $9,254,000.

A trial on the claims relating to Nathan’s termination of its License Agreement with SMG took place between October 6 and October 13, 2010.  On October 13, 2010, an order was entered with the Court denying Nathan’s cross-motion and granting SMG’s motion for summary judgment with respect to SMG’s claims relating to the sale of Nathan’s proprietary seasonings to SMG.  On December 17, 2010, the Court ruled that Nathan’s was not entitled to terminate the License Agreement. On January 19, 2011, the parties submitted an order was submitted which, among other things, assessed damages against Nathan’s for the seasonings claims. The order was entered on February 4, 2011.

On March 4, 2011, Nathan's filed a notice of appeal seeking to appeal the final judgment.  Nathan’s was required to secure the final judgment pending an appeal, and on March 31, 2011, Nathan's entered into the necessary agreements.  On April 7, 2011, the Court entered a stipulation and order which granted a stay of enforcement of the final judgment.

As a result of the Court’s order, Nathan's recorded litigation accruals totaling $4,909,701.44, inclusive of pre-judgment interest during the fiscal year ended March 27, 2011, representing $2,939,000 or $0.53 per share net of tax. Nathan’s incurred incremental legal expenses in connection with the SMG litigation of $258,000 during the fiscal year ended March 27, 2011. Nathan’s has also recorded interest expense of $38,000 or $0.01 per share, net of tax, representing required post-judgment interest of 9% per annum through March 27, 2011.

Certain Non-GAAP Financial Information:

In addition to disclosing results that are determined in accordance with Generally Accepted Accounting Principles in the United States of America ("GAAP"), the Company has provided its Non- GAAP earnings and earnings per diluted share as adjusted for the litigation expenses described above, including the interest expense that has accrued during the appeals process through the end of the fiscal year, that the Company believes impacts the comparability of its results of operations.

The Company believes that such non-GAAP financial information is useful to investors to assist in assessing and understanding the Company's operating performance and underlying trends in the Company's business because management considers the litigation expenses referred to above to be outside the Company's normal operating results. This non-GAAP financial information is among the indicators management uses as a basis for evaluating the Company's financial and operating performance.

The presentation of this additional non-GAAP financial information is not meant to be considered in isolation or as a substitute for, or alternative to, earnings and earnings per diluted share determined in accordance with GAAP. Analysis of results and outlook on a non-GAAP basis should be used as a complement to, and in conjunction with, data presented in accordance with GAAP.

NATHAN’S REPORTS/3

About Nathan’s Famous

Nathan’s products are currently distributed in 50 states, the District of Columbia, Puerto Rico, the U.S. Virgin Islands, Guam, the Cayman Islands and six foreign countries through its restaurant system, foodservice sales programs and retail licensing activities. The Nathan’s restaurant system currently consists of 269 units, comprised of 264 franchised or licensed units and five company-owned units (including one seasonal unit). For additional information about Nathan’s please visit our website at www.nathansfamous.com.

Except for historical information contained in this news release, the matters discussed are forward looking statements that involve risks and uncertainties. Words such as “anticipate”, “believe”, “estimate”, “expect”, “intend”, and similar expressions identify forward-looking statements, which are based on the current belief of the Company’s management, as well as assumptions made by and information currently available to the Company’s management.  Among the factors that could cause actual results to differ materially are the following: the outcome of any appeals of the Court’s decision, the timing of any cash payment due under the judgment, and the tax impact of the judgment; the effect of business and economic conditions; the impact of competitive products and pricing; the ability to obtain an adequate supply of beef and other food products at competitive prices; capacity; the regulatory and trade environment; and the risk factors reported from time to time in the Company’s SEC reports. The Company does not undertake any obligation to update such forward-looking statements

NATHAN’S REPORTS/4

Nathan's Famous, Inc.
Financial Highlights

	Thirteen weeks ended		Fifty-two weeks ended
	Mar. 27, 2011	Mar. 28, 2010	Mar. 27, 2011	Mar. 28, 2010
	(unaudited)		(unaudited)

Total revenues	$12,268,000	$10,524,000	$57,255,000	$50,876,000

Net income	$555,000	$791,000	$2,213,000	$5,569,000

Basic income per share
Net income	$0.11	$0.14	$0.41	$1.00

Diluted income per share
Net income	$0.11	$0.14	$0.40	$0.97

Weighted-average shares used in
computing income per share

Basic	5,094,000	5,618,000	5,403,000	5,563,000
Diluted	5,190,000	5,710,000	5,504,000	5,716,000

NATHAN’S REPORTS/5

Nathan's Famous, Inc.
Reconciliation of GAAP and Non-GAAP Measures

	Thirteen weeks ended		Fifty-two weeks ended
	Mar. 27, 2011	Mar. 28, 2010	Mar. 27, 2011	Mar. 28, 2010
	(unaudited)		(unaudited)

NET INCOME
Net income	$555,000	$791,000	$2,213,000	$5,569,000

Litigation accrual, (net of tax)	-	-	2,939,000	-

Legal expense (a), (net of tax)	4,000	67,000	376,000	218,000

Interest expense (b), (net of tax)	38,000	-	38,000	-

Non-GAAP income	$597,000	$858,000	$5,566,000	$5,787,000

DILUTED INCOME PER SHARE
Net income	$0.11	$0.14	$0.40	$0.97

Litigation accrual, (net of tax)	-	-	0.53 -

Legal expense (a), (net of tax)	0.00	0.01	0.07	0.04

Interest expense (b), (net of tax)	0.01	-	0.01	-

Non-GAAP income per share	$0.12	$0.15	$1.01	$1.01

(a)	Represents legal expense incurred in connection with the SMG matter during the respective periods.

(b)	Represents accrued interest expense incurred in connection with Nathan’s appeal of the SMG damages award.